                                                                     EXHIBIT 2.4

                              IMMERSION CORPORATION

               2000 HT NON-OFFICER NONSTATUTORY STOCK OPTION PLAN

     1.   ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1. ESTABLISHMENT. The Immersion Corporation 2000 HT Non-Officer Nonstatutory Stock Option Plan (the "PLAN") is hereby established effective as of September 28, 2000 (the "EFFECTIVE DATE").

          1.2. PURPOSE. The purpose of the Plan is to advance the interests of Immersion and its stockholders by providing an incentive to attract, retain and reward employees and directors of the Participating Company and by motivating them to contribute to the growth and profitability of the Participating Company and Immersion.

          1.3. TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, by September 27, 2010.

     2.   DEFINITIONS AND CONSTRUCTION.

          2.1. DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "BOARD" means the Board of Directors of Immersion. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

               (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "COMMITTEE" means any committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by any applicable law, regulations or rules.

               (d)  "DIRECTOR" means a member of the Board.

               (e) "EMPLOYEE" means any person treated as an employee in the records of the Participating Company.

               (f) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by Immersion, in its sole discretion, if such determination is expressly allocated to Immersion herein, subject to the following:

                    (i) If, on such date, there is a public market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as Immersion deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

                    (ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

               (g) "IMMERSION" means Immersion Corporation or any successor corporation thereto.

               (h) "OPTION" means a nonstatutory stock option, that does not qualify as an incentive stock option within the meaning of Section 422 of the Code, that provides a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.

               (i) "OPTION AGREEMENT" means a written agreement between Immersion and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

               (j) "OPTIONEE" means a person who has been granted one or more Options.

               (k) "PARTICIPATING COMPANY" means HT Medical Systems, Inc., a Maryland corporation and wholly owned subsidiary of Immersion, or any successor corporation thereto.

               (l) "SECTION 162(m)" means Section 162(m) of the Code and the regulation promulgated thereunder, as the same may be amended from time to time.

               (m) "STOCK" means the Common Stock, par value $.001 per share, of Immersion, as adjusted from time to time in accordance with Section 4.2.

          2.2. CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

     3.   ADMINISTRATION.

          3.1. ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of Immersion shall have the authority to act on behalf of Immersion with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to Immersion herein, provided the officer has apparent authority with respect to such matter, right obligation, determination or election.

          3.2. POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

               (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option and to grant such Options to such persons;

               (b) to determine the Fair Market Value of shares of Stock or other property;

               (c) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of employment or service with the Participating

Company on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

               (d)  to approve one or more forms of Option Agreement;

               (e) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

               (f) to amend the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of employment or service with the Participating Company;

               (g) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

               (h) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

          3.3. COMMITTEE COMPLYING WITH SECTION 162(m). The grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m) shall be approved by a committee of "outside directors" of Immersion within the meaning of Section 162(m).

     4.   SHARES SUBJECT TO PLAN.

          4.1. MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided by Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 766,322 and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. No Optionee may be granted more than 300,000 shares of Stock in any calendar year. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by Immersion, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

          4.2. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of Immersion, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, provided, however, that in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section
4.2 shall be final, binding and conclusive.

     5. ELIGIBILITY. Options may be granted only to Employees and directors of the Participating Company. For purposes of the foregoing sentence, "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company. Eligible persons may be granted more than one Option.

     6. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, executed by Immersion and the Optionee to whom such Option is granted; provided, however, that the failure by Immersion, the Optionee, or both, to execute the Option Agreement shall not invalidate the granting of an Option. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1. EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option.

          6.2. EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of 10 years after the effective date of grant of such Option, and (b) no Option granted to a prospective Employee may become exercisable prior to the date on which such person commences service with the Participating Company.

          6.3. PAYMENT OF EXERCISE PRICE.

               (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in any form of lawful consideration as the Board my approve from time to time, including without limitation: (i) cash, check, or cash equivalent, (ii) by tender to the Company of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System (a "CASHLESS EXERCISE")), (iv) the Optionee's recourse promissory note in a form approved by Immersion, or (v) any combination of the foregoing. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration

               (b) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to Immersion of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of Immersion's stock.

               (c) CASHLESS EXERCISE. Immersion reserves, at any and all times, the right, in Immersion's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

               (d) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to Immersion. Unless otherwise provided by the Board, if Immersion at any time is subject to regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with Immersion's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

               6.4. TAX WITHHOLDING. Immersion shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by Immersion, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, Immersion shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company arising in connection with the Option or the shares acquired upon the exercise thereof. Immersion shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company's tax withholding obligations have been satisfied by the Optionee.

     7.   STANDARD FORMS OF OPTION AGREEMENT.

          7.1. GENERAL. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.2. STANDARD TERM OF OPTIONS. Except as otherwise provided in Section
6.2 or by the Board in the grant of an Option, any Option granted hereunder shall have a term of 10 years from the effective date of grant of the Option.

          7.3. AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan. Such authority shall include, but not be limited to, the authority to grant Options which are not immediately exercisable.

     8.   TRANSFER OF CONTROL.

          8.1. DEFINITIONS.

               (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to Immersion:

                    (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of Immersion of more than 50% of the voting stock of Immersion;

                    (ii) a merger or consolidation in which Immersion is a party;

                    (iii) the sale, exchange, or transfer of all or substantially all of the assets of Immersion; or

                    (iv) a liquidation or dissolution of Immersion.

               (b) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of Immersion immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of Immersion's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of Immersion or the corporation or corporations to which the assets of Immersion were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own Immersion or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of Immersion or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          8.2. EFFECT OF TRANSFER OF CONTROL ON OPTIONS. The Board shall give Optionees notice 30 days in advance of any Transfer of Control. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume Immersion's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. For purposes of this
Section 8.2, an Option shall be deemed assumed if, following the Transfer of Control, the Option (or a substitute) confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Transfer of Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Transfer of Control was entitled. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than 50% of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

     9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

     10. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as officers, directors and employees of Immersion, employees of Immersion to whom authority to act for Immersion is delegated shall be indemnified by Immersion against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Immersion) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within 60 days after the institution of such action, suit or proceeding, such person shall offer to Immersion, in writing, the opportunity at its own expense to handle and defend the same.

     11. TERMINATION OR AMENDMENT OF PLAN. Subject to changes in any applicable law, regulations or rules to which the Plan is subject, the Board may terminate or amend the Plan at any time. However, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law, regulations or rules.